Exhibit 11


                             Apple Homes Corporation
                         Earnings per share calculation
                                 March 31, 2000



Basic EPS:
             Income available to common stockholders                   (89,262)

             Weighted average # of shares outstanding                2,091,726
                                                                    ----------

                       Basic EPS                                    $    (0.04)
                                                                    ==========

Diluted EPS:
             Income available to common stockholders                   (89,262)

             Adjusted for 10% interest charge on
                convertible debentures                                  41,250

             Adjusted for income tax effect @ 40.00%                   (16,500)
                                                                    ----------

             Diluted income available to common
                stockholders                                           (64,512)

             Diluted weighted average # of shares
                outstanding                                          2,309,030
                                                                    ----------

                       Diluted EPS                                  $    (0.03)
                                                                    ==========
                                                                   ANTIDILUTIVE